Exhibit 10.1

Execution Version

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 1, 2012, among SANDRIDGE ENERGY, INC., a Delaware corporation (the “Company”), and DYNAMIC OFFSHORE HOLDING, LP, a Delaware limited partnership (the “Seller”).

INTRODUCTION

The Company, the Seller and R/C Dynamic Holdings, L.P. (solely with respect to Section 9.2 thereof) are parties to an Equity Purchase Agreement, dated as of February 1, 2012 (the “Purchase Agreement”), pursuant to which, among other things, the Company will issue to the Seller 73,961,554 shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”).

The Company and the Seller desire to establish certain rights, terms and conditions in connection with the Company Common Stock to be acquired by the Seller pursuant to the Purchase Agreement (the “Acquisition Shares”).

In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Acquisition Shares” has the meaning assigned in the Introduction.

“Agreement” has the meaning assigned in the preamble.

“Automatic Shelf Registration Statement” means an automatic shelf registration statement on Form S-3 under the Securities Act.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

“Closing Date” means the date on which the closing occurred under the Purchase Agreement.

“Company” has the meaning assigned in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Common Stock” has the meaning assigned in the Introduction.

“Company Indemnified Persons” has the meaning assigned in Section 2.07(b).

“Delay Period” has the meaning assigned in Section 2.01(e).

“Demand Notice” has the meaning assigned in Section 2.02(a).

“Demand Registration” has the meaning assigned in Section 2.02(a).

“Demand Registration Statement” has the meaning assigned in Section 2.02(a).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Holder Indemnified Persons” has the meaning assigned in Section 2.07(a).

“Holders” means the Seller and any Transferee of Registrable Shares.

“Inspectors” has the meaning assigned in Section 2.05(b).

“Instrument of Adherence” has the meaning assigned in Section 4.02(b).

“Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Shares.

“Losses” has the meaning assigned in Section 2.07(a).

“Majority Holder” means R/C Dynamic Holdings, L.P. and any Person to whom R/C Dynamic Holdings, L.P. transfers in accordance with the terms of this Agreement a majority of the Registrable Shares.

“NYSE” means the New York Stock Exchange.

“One Percent Holder” means any Holder that is the record holder of more than one percent of the outstanding Company Common Stock.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or other entity.

“Piggyback Registration” has the meaning assigned in Section 2.04(a).

“Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning assigned in the Introduction.

“Records” has the meaning assigned in Section 2.05(b).

“register,” “registered” and “registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness, or automatic effectiveness in accordance with Rule 462(e) under the Securities Act, of such registration or document pursuant to the Securities Act.

“Registrable Shares” means (i) any outstanding Acquisition Shares and (ii) any outstanding shares or other securities issued by the Company directly or indirectly with respect to outstanding Acquisition Shares by way of dividend, stock split or distribution or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization; provided that securities shall cease to be Registrable Shares after (w) the earlier to occur of (A) the date that is 18 months from the termination of the Lock-Up Period, as such term is defined in the Lock-Up Agreement entered into by the Majority Holder as of the date hereof, and (B) the date on which the Majority Holder holds less than 20% of the number of Acquisition Shares held by the Majority Holder as of the Closing Date, (x) they have been distributed to the public pursuant to an offering registered under the Securities Act (including through an exchange or merger registered on Form S-4), (y) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 of the regulations promulgated under the Securities Act (or any similar rule then in force) or (z) they have ceased to be outstanding. The 18-month period referenced in clause (w)(A) of this definition of “Registrable Shares” shall be extended by a number of days equal to any Suspension Period effected by the Company pursuant to Section 2.01(e) or Section 2.02(c) (it being understood and agreed that (i) no Delay Period and (ii) no Suspension Period effected by the Company during the Lock-Up Period, as such term is defined in the Lock-Up Agreement entered into by the Majority Holder as of the date hereof, shall count as a Suspension Period for these purposes).

“Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Shares pursuant to the provisions of this Agreement, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requested Information” has the meaning assigned in Section 2.05(j).

“Rule 144” means Rule 144 under the Securities Act (or any similar rule then in force).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Seller” has the meaning assigned in the preamble.

“Shelf Demand Notice” has the meaning assigned in Section 2.01(c).

“Shelf Demand Offering” has the meaning assigned in Section 2.01(c).

“Shelf Registration Statement” has the meaning assigned in Section 2.01(a).

“Standstill Instrument of Adherence” has the meaning assigned in Section 4.02(c).

“Standstill Period” has the meaning assigned in Section 3.01(a).

“Suspension Period” has the meaning assigned in Section 2.01(e).

“Transfer” means any direct or indirect sale, transfer, conveyance, gift, assignment, devise or other disposition by a Person that causes any Person to acquire “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of any Registrable Shares. The terms “Transferring” and “Transferred” have the correlative meanings.

“Transferee” means (i) the transferee of all or any portion of the Registrable Shares held by the Seller or (ii) the subsequent transferee of all or any portion of the Registrable Shares held by any Transferee, in any case, permitted by Section 4.02.

“Underwriter Indemnified Persons” has the meaning assigned in Section 2.07(a).

“Underwritten Offering” means a sale of the Registrable Shares to an underwriter or underwriters for reoffering to the public.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Shelf Registration.

(a) The Company shall prepare and file an Automatic Shelf Registration Statement with the SEC as promptly as practicable after the Closing Date (but in no event no more than ten days after the Closing Date) covering the Registrable Shares, which shall automatically become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act and contain a Prospectus in such form as to permit any Holder to sell its Registrable Shares at any time beginning on or after the filing thereof with the SEC pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the SEC. If the Company is not eligible to use an Automatic Shelf Registration Statement at any time of determination of eligibility, the Company shall promptly post-effectively amend the Automatic Shelf Registration Statement or file a new Registration Statement on Form S-3, in either case to permit any Holder to sell its Registrable Shares pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the SEC. The term “Shelf Registration Statement” as used herein means the Automatic Shelf Registration Statement or any post-effective amendment thereto or a new Registration Statement so filed pursuant to this Section 2.01.

(b) Subject to Section 2.01(e), the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or a new Shelf Registration Statement) until the earlier of (x) the date on which all Registrable Shares have been sold pursuant to such Shelf Registration Statement or another shelf registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (y) such time as the Registrable Shares are no longer outstanding or otherwise no longer constitute Registrable Shares. A Holder shall provide notice to the Company prior to any use of the Shelf Registration Statement by such Holder, and shall provide the information required by, and comply with the obligations under, Section 2.05(f).

(c) If at any time following the filing of any Shelf Registration Statement, the Majority Holder desires to sell all or any portion of its Registrable Shares under such Shelf Registration Statement in an Underwritten Offering (any such sale, a “Shelf Demand Offering”), the Majority Holder shall (i) notify (such notice, the “Shelf Demand Notice”) the Company of such intent at least ten Business Days prior to such proposed sale and (ii) simultaneously with delivery of the Shelf Demand Notice to the Company, deliver written notice of such Shelf Demand Offering to (A) if delivery of the Shelf Demand Notice is on or before the date that is 180 days after the Closing Date, each other Holder (if any) that holds Registrable Shares on the date that such Shelf Demand Notice is delivered to the Company, or (B) if delivery of the Shelf Demand Notice is more than 180 days after the Closing Date, each other One Percent Holder (if any) that holds Registrable Shares on the date that such Shelf Demand Notice is delivered to the Company. The Shelf Demand Notice shall specify the aggregate number of Registrable Shares requested to be sold in such Shelf Demand Offering.

(d) The Company shall include in the Shelf Demand Offering covered by such Shelf Demand Notice all Registrable Shares of each Holder with respect to which the Company has received a written request for inclusion therein from such Holder within ten Business Days after the Company has received the Shelf Demand Notice; provided, however, that only One Percent Holders are entitled to make a written request for inclusion if the applicable Shelf Demand Notice was delivered to the Company more than 180 days after the Closing Date. The Company shall promptly prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as reasonably necessary or appropriate to permit the consummation of such Shelf Demand Offering. The applicable Holder having notified or directed the Company to commence a Shelf Demand Offering or to include any of their Registrable Shares therein shall have the right to withdraw such notice or direction by giving written notice to the Company. A Shelf Demand Notice withdrawn by the Majority Holder shall count as one of the permitted Shelf Demand Offerings pursuant to Section 2.03 unless such withdrawal shall have been caused by the occurrence of an event or series of related events that has a material adverse effect on the business, assets, condition or results of operations of the Company.

(e) For purposes of this Agreement, the term “Suspension Period” shall mean (i) the period beginning on the Closing Date and continuing until the date that the Automatic Shelf Registration Statement is filed with the SEC and made available for the sale of Registrable Shares (the “Delay Period”) or (ii) any period during which the Company has required the Holders to suspend the use of a Prospectus for sales of Registrable Shares under a Shelf Registration Statement or a Demand Registration Statement (as defined below). Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time on or after the Closing Date, to declare a Suspension Period, if the

Company shall determine that the use of a Prospectus for sales of Registrable Shares would (i) have an adverse effect on a bona fide business or financing transaction of the Company or any Company Subsidiary or (ii) require disclosure of material non-public information that, if disclosed at such time, would be harmful to the Company or its stockholders; provided that such Suspension Period is for a reasonable period of time not to exceed 45 days in succession (other than the Delay Period) or 120 days in the aggregate in any 12-month period. Notwithstanding the foregoing, the Company shall have the right, exercisable two times from and after the Closing Date under either this Section 2.01(e) or Section 2.02(c), to extend the successive 45-day or aggregate 120-day Suspension Period limitation for up to an additional 15 days if (y) the Company has a proposal or plan with respect to a material acquisition, merger, consolidation, tender offer, business combination or other strategic transaction and (z) in the Company’s good faith judgment, the Holders’ use of Prospectus for sales of Registrable Shares would adversely affect or interfere with such proposal or plan. Immediately upon receipt of such notice, the Holders covered by the Shelf Registration Statement (if any) shall discontinue the disposition of Registrable Shares under such Shelf Registration Statement until notified by the Company in writing. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of, or the use of the Shelf Registration Statement, except as required by applicable law or court order, and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any Prospectus or Prospectus supplement. The Company shall not provide any material non-public information to the Holders in connection with notice of a Suspension Period unless requested by the Majority Holder.

(f) If any of the Registrable Shares to be registered pursuant to a Shelf Demand Offering are to be sold in a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their opinion that the total number or dollar amount of the Company Common Stock proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Shares to be so included, then there shall be included in such firm commitment underwritten offering the number or dollar amount of the Company Common Stock that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of shares of the Company Common Stock shall be allocated (i) first, to the Holders pro rata based on the number of Registrable Shares beneficially owned by each such Holder, and (ii) second, to any other Persons (including the Company).

SECTION 2.02. Demand Registration.

(a) If the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 2.01, the Majority Holder shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act all or any portion of its Registrable Shares (a “Demand Registration”). A Demand Notice shall specify the approximate aggregate number of Registrable Shares requested by the Majority Holder to be sold in such Demand Offering and the expected method or methods of disposition of the applicable Registrable Shares. Simultaneously with delivery of a Demand Notice to the Company, the Majority Holder shall deliver written notice of such Demand Notice to (A) if delivery of the Demand Notice is on or before the date that is 180 days after the Closing Date, each other Holder (if any) that holds Registrable Shares on the date that such Demand Notice is delivered to the Company, or (B) if delivery of the Demand Notice is more than 180 days after the Closing Date, each other One Percent Holder (if any) that holds Registrable Shares on the date that such Demand Notice is delivered to the Company. The Company shall include in the Demand Offering covered by such Demand Notice all Registrable Shares of each Holder with respect to which the Company has received a written request for inclusion therein from such Holder within ten Business Days after the Company has received the Demand Notice; provided, however, that only One Percent Holders are entitled to make a written request for inclusion if the applicable Demand Notice was delivered to the Company more than 180 days after the Closing Date. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file as promptly as reasonably practicable, but not later than 90 days after receipt by the Company of such Demand Notice (subject to paragraph (c) of this Section 2.02), a Registration Statement relating to the offer and sale of the Registrable Shares requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof. At any time prior to the effective date of such Registration Statement, Holders may withdraw the Demand Notice or direction to the Company to include them in the registration, as applicable, by giving written notice to the Company. A Demand Notice withdrawn by the Majority Holder shall count as one of the permitted Demand Registrations pursuant to Section 2.03 unless such withdrawal shall have been caused by the occurrence of an event or series of related events that has a material adverse effect on the business, assets, condition or results of operations of the Company.

(b) If any of the Registrable Shares to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their opinion that the total number or dollar amount of the Company Common Stock proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Shares to be so included, then there shall be included in such firm commitment underwritten offering the number or dollar amount of the Company Common Stock that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of the Company Common Stock shall be allocated (i) first, to the Holders pro rata based on the number of Registrable Shares beneficially owned by each such Holder, and (ii) second, to any other Persons (including the Company).

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time on or after the Closing Date, to declare a Suspension Period, if the Company shall determine that the use of a Prospectus for sales of Registrable Shares would (i) have an adverse effect on a bona fide business or financing transaction of the Company or any Company Subsidiary or (ii) require disclosure of material non-public information that, if disclosed at such time, would be harmful to the Company or its stockholders; provided that such Suspension Period is for a reasonable period of time not to exceed 45 days in succession (other than the Delay Period) or 120 days in the aggregate in any 12-month period. Notwithstanding the foregoing, the Company shall have the right, exercisable two times from and after the Closing Date under either Section 2.01(e) or this Section 2.02(c), to extend the successive 45-day or aggregate 120-day Suspension Period limitation for up to an additional 15 days if (y) the Company has a proposal or plan with respect to a material acquisition, merger, consolidation, tender offer, business combination or other strategic transaction and (z) in the Company’s good faith judgment, the Holders’ use of Prospectus for sales of Registrable Shares would adversely affect or interfere with such proposal or plan. Immediately upon receipt of such notice, the Holders covered by the Demand Registration Statement shall discontinue the disposition of Registrable Shares under such Demand Registration Statement until notified by the Company in writing. Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of, or the use of the Demand Registration Statement, except as required by applicable law or court order, and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any Prospectus or Prospectus supplement. The Company shall not provide any material non-public information to the Holders in connection with notice of a Suspension Period unless requested by the Majority Holder.

SECTION 2.03. Limitation on Shelf Demand Offerings and Demand Registrations. The Company shall be obligated to effect a total of only three Shelf Demand Offerings or Demand Registrations pursuant to Sections 2.01 and 2.02, in the aggregate; provided, however, that (a) any such Shelf Demand Offerings or Demand Registrations shall in no event be in an amount less than $100,000,000 and (b) a registration shall not count as a Demand Registration unless the Holders included in such registration are able to register and sell at least 75% of the Registrable Shares requested to be included in such registration. The Holders (as applicable) shall use commercially reasonable efforts to coordinate the timing of any Shelf Demand Notices or Demand Notices under Section 2.01 or Section 2.02 so as to not unduly burden the Company in connection with its fulfilling its obligations under this Article II.

SECTION 2.04. Piggyback Registration.

(a) If, on or prior to 180 days after the Closing Date, the Company proposes to register any shares of the Company Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Shares for sale to the public or a registration to effect any block trade, overnight offering or similar sale effected in the absence of any marketing period), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Shares (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such Registration Statement) to the extent reasonably practicable to all Holders of its intention to effect such a registration and, subject to Section 2.04(b) and Section 2.04(c), shall include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion from the Holders within five days after the Company’s notice has been given to each such holder. If after such period the Company proposes a Piggyback Registration, the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such Registration Statement) to the extent reasonably practicable to the Majority Holder and all One Percent Holders of its intention to effect such a registration and, subject to

Section 2.04(b) and Section 2.04(c), shall include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion from the Majority Holder and the One Percent Holders within five days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.03.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, and the managing underwriter(s) of such offering advise the Company in writing that it is their opinion that the total number or dollar amount of the Company Common Stock proposed to be sold in such offering exceeds the total number or dollar amount of shares of the Company Common Stock that can be sold in such offering without having an adverse effect on the price, timing or distribution of the Common Stock to be sold in such offering, then the Company shall include in such registration (i) first, the number of shares of the Company Common Stock that the Company proposes to sell; and (ii) second, the number of shares of Common Stock requested to be included therein by the Holders and holders of the Company Common Stock (other than the Holders), allocated pro rata among such holders on the basis of the number of shares of the Company Common Stock owned by all such holders.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of the Company Common Stock other than the Holders, and the managing underwriter(s) of such offering advise the Company in writing that it is their opinion that the total number or dollar amount of the Company Common Stock proposed to be included in such offering exceeds the number or dollar amount of shares of Company Common Stock that can be sold in such offering without having an adverse effect on the price, timing or distribution of the Company Common Stock to be sold in such offering, then the Company shall include in such registration (i) first, the number of shares of the Company Common Stock requested to be included therein by the holder(s) requesting such registration and by the Holders, allocated pro rata among such holders on the basis of the number of shares of the Company Common Stock owned by all such holders; and (ii) second, the number of shares of the Company Common Stock requested to be included therein by other holders of the Company Common Stock, allocated among such holders in such manner as they may agree.

SECTION 2.05. Registration Procedures.

(a) Without limiting the rights of the Company under Sections 2.01(e), 2.02(c) or 2.03, in connection with, and only in connection with, a Registration Statement prepared pursuant to Sections 2.01 or 2.02 pursuant to which Registrable Shares will be offered and sold, the Company shall use reasonable best efforts to:

(i) subject to Sections 2.01 or 2.02, prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Shares by the Holders in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Shares at any time prior to the effective date of the

Registration Statement relating thereto; provided, further, that before filing such Registration Statement or a Prospectus (including any Issuer Free Writing Prospectus related thereto) or any amendments or supplements thereto, the Company will furnish to each selling Holder, the counsel for the Majority Holder and the managing underwriter(s), if any, copies of all such documents proposed to be filed with an opportunity for counsel for the Majority Holder to review and comment on such filing;

(ii) prepare and file with the SEC such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to (A) keep such Registration Statement continuously effective during the period provided herein, (B) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any prospectus supplement, Issuer Free Writing Prospectus or “sticker” supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and (C) complete the disposition of such securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii) furnish without charge to each Holder and each underwriter, if any, of the securities being sold by such Holder such number of conformed copies of such Registration Statement and of each amendment, post-effective amendment and supplement thereto, including financial statements (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus), such number of copies of any and all transmittal letters or other correspondence with the SEC or any other governmental entity relating to such offering and such other documents as such Holder or underwriter, if any, may reasonably request;

(iv) subject in all cases to Section 2.05(e), prior to any public offering of Registrable Shares, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Shares for offer or sale under the securities or “blue sky” laws of such jurisdictions as any Holder or any underwriter shall reasonably request in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period that such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of the Registrable Shares;

(v) cause all Registrable Shares covered by such registration statement to be listed on the NYSE or on the principal securities exchange or interdealer quotation system on which the Company Common Stock is then listed or quoted;

(vi) promptly notify in writing each Holder and the underwriters, if any, of the following events: (1) the filing of the Registration Statement, the Prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus, or any post-effective amendment to the Registration Statement and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective; (2) any request by the SEC or any other governmental entity for amendments or supplements to the Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information; (3) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any Person for that purpose; (4) the receipt by the Company of any notification with respect to the suspension of the qualification or exception from qualification of any Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose; and (5) any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) (A) promptly notify in writing each Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction at the reasonably earliest practical date;

(ix) cooperate with the Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends) representing Registrable Shares to be sold under any Registration Statement, and enable such Registrable Shares to be in such denominations and registered in such names as the managing underwriter(s) or selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(x) in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in form, scope and substance as is customary in underwritten offerings), and in connection therewith, (i) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, (ii) use its reasonable best efforts to furnish to the managing underwriters, if any, 10b-5 statements and opinions of counsel to the Company and updates thereof, addressed to the managing underwriter(s), if any, covering the matters customarily covered by 10b-5 statements and in opinions requested in underwritten offerings, as the case may be, (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company who have certified the financial statements included in such Registration Statement, addressed to each selling Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession, in which case an “agreed-upon procedures” letter may be required) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 2.07 hereof with respect to all parties to be indemnified pursuant to said Section, except as otherwise agreed by the Majority Holder and the managing underwriter(s), and (v) deliver such documents and certificates as may be reasonably requested by the Majority Holder, its counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement. The above clauses (i) through (v) shall be done at each closing under such underwriting agreement;

(xi) if requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Shares being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request; and

(xii) upon the occurrence of any event described in Section 2.05(a)(vi)(2) or (5), promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document, as requested by the SEC or governmental entity (in the case of an occurrence of an event described in Section 2.05(a)(vi)(2)) or so that, as thereafter delivered to the selling Holders, such Registration Statement, Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in the case of an occurrence of an event described in Section 2.05(a)(v)(5)).

(b) Without limiting the rights of the Company under Sections 2.01(e), 2.02(c) or 2.03, in connection with, and only in connection with, a Registration Statement prepared pursuant to Sections 2.01(c) or 2.02 pursuant to which Registrable Shares will be offered and sold, the Company shall use reasonable best efforts to make available upon reasonable notice for inspection by any selling Holder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by such Inspectors (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement.

(c) The Company shall use reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 or any successor form thereto and take no actions that would cause the Company to lose its status as a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

(d) The Company shall not include in any Shelf Demand Offering or Demand Registration any securities that are not Registrable Shares without the prior written consent of the Majority Holder, which consent shall not be unreasonably withheld or delayed.

(e) Nothing in this Agreement shall require the Company to (i) qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to be so qualified, (ii) execute or file any general consent to service of process under the laws of any jurisdiction, (iii) take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the securities covered by the registration statement in any jurisdiction where it is not already subject to service of process, or (iv) subject itself to taxation in any jurisdiction where it would not otherwise be obligated to do so.

(f) Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(a)(vi)(2), (3), (4) or (5) hereof, such Holder will forthwith discontinue disposition of such Registrable Shares covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the documents contemplated by Section 2.05(a)(xii) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

(g) (i) Each Holder shall furnish to the Company in writing such information regarding such Holder and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request, including to the extent that such information is required in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement and Prospectus relating to such Registrable Shares conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. Each Holder shall promptly notify the Company in writing of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event, in either case as a result of which any Registration Statement or Prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact with respect to such Holder required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly furnish to the Company in writing any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii) Any sale of any Registrable Shares by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such prospectus does not, as of the time of such sale, contain any untrue statement of material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not, as of the time of such sale, omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

(h) Without limiting any of the foregoing, in the event that any offering of Registrable Shares is to be made by or through an underwriter, the investment banker and managers that will administer the offering will be selected by the Majority Holder, subject to approval by the Company, not to be unreasonably withheld or delayed.

(i) Each Holder agrees that upon receipt of any notice from the Company pursuant to Section 2.05(a)(vii)(A), such Holder shall forthwith (i) discontinue such Holder’s disposition of Registrable Shares pursuant to the applicable Registration Statement and Prospectus relating thereto until (A) such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.05(a)(vii)(B) or (B) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and (ii) if so directed by the Company, deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering Registrable Shares at the time of receipt of such notice.

(j) As soon as reasonably practicable, but not less than six Business Days before the expected filing date of each Registration Statement pursuant to this Agreement, the Company shall notify each Holder who has timely provided the requisite notice hereunder entitling the Holder to register Registrable Shares in such Registration Statement of the information, documents and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such Registration Statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the third day before the expected filing date, the Requested Information from such Holder, the Company may file the Registration Statement without including Registrable Shares of such Holder. The failure to so include in any Registration Statement the Registrable Shares of a Holder (with regard to that Registration Statement) shall not in and of itself result in any liability on the part of the Company to such Holder.

SECTION 2.06. Registration Expenses. The Company shall pay the fees and disbursements of the Company’s counsel and accountants in connection with any registration of any Registrable Shares and all registration and filing fees and printing costs, provided that the Holders shall pay all of the fees and expenses of their own counsel and each Holder shall bear all agent fees, underwriting fees or discounts and any commissions associated with the sale of Registrable Shares by such Holder.

SECTION 2.07. Indemnification; Contribution.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each Holder and, as applicable, its affiliates, officers, directors, employees, representatives and agents (collectively, the “Holder Indemnified Persons”) and (ii) each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Holder Indemnified Person, in each case, from and against all losses, claims, actions, judgments, damages, liabilities, costs and expenses, including reasonable expenses of investigation and reasonable attorneys’ fees and expenses (collectively, “Losses”) caused by, arising out of, resulting from, based on or relating to (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except insofar as the same are caused by any information furnished to the Company by any Holder Indemnified Persons or Underwriter Indemnified Person expressly for inclusion therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also provide customary indemnities to (i) such underwriters and their affiliates, officers, directors, employees, representatives and agents (collectively, the “Underwriter Indemnified Persons”) and (ii) each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Underwriter Indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the Holder Indemnified Person and the Person controlling such Holder Indemnified Persons, except insofar as the same are caused by any information furnished to the Company by any Holder Indemnified Persons or Underwriter Indemnified Person expressly for inclusion therein.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each participating Holder will furnish to the Company in writing information regarding such Holder’s ownership of Registrable Shares and its intended method of distribution thereof and, to the fullest extent permitted by law, shall, severally and not jointly, indemnify (i) the Company and its affiliates, directors, officers, employees, representatives and agents (collectively, the “Company Indemnified Persons”) and (ii) each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any

such Company Indemnified Person against all Losses caused by (A) any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (B) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only to the extent that such untrue statement or omission is caused by any information furnished in writing by such Holder Indemnified Person expressly for inclusion therein; provided, however, that each Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Holder is subject to the same indemnification obligation, be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Shares, as compared to the total net amount received by all of the Holders holding Registrable Shares sold pursuant to such Registration Statement. Notwithstanding the foregoing, no Holder shall be liable to the Company for amounts in excess of the lesser of (x) such apportionment and (y) the amount received by such holder in the offering giving rise to such liability. In connection with an Underwritten Offering and without limiting any of the other obligations of the Holders under this Agreement, the Holders shall also provide customary indemnities to (i) such Underwriter Indemnified Persons and (ii) each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Underwriter Indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the Company Indemnified Person and the Person controlling such Company Indemnified Persons.

(c) Promptly after receipt by an indemnified party under Section 2.07(a) or Section 2.07(b) of written notice of the commencement of any action or proceeding for which indemnification under Section 2.07(a) or Section 2.07(b) may be requested, such indemnified party shall notify the indemnifying party in writing of the commencement of such action or proceeding; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party in respect of such action or proceeding hereunder unless the indemnifying party was materially prejudiced by such failure of the indemnified party to give such notice, and in no event shall such omission relieve the indemnifying party from any other liability it may have to such indemnified party. In case any such action or proceeding shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 45 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction plus any necessary local counsel as determined by the indemnified party) and the indemnifying party shall be liable for any expenses therefor (including, without limitation, any such reasonable counsel’s fees). If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, not to be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, compromise or consent to entry of any judgment or enter into any settlement agreement with respect to any action or proceeding in respect of which indemnification is sought under Section 2.07(a) or Section 2.07(b) (whether or not the indemnified party is an actual or potential party thereto), unless such compromise, consent or settlement is solely for monetary damages and includes an unconditional release of the indemnified party from all liability in respect of such claim or litigation, and does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) If recovery is not available or insufficient to hold harmless an indemnified party in respect of any Losses under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative fault, relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Shares in connection with the offering that gave rise to the contribution obligation.

SECTION 2.08. Rule 144 Reporting. With a view to making available to the Holders of Registrable Shares the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times that it is subject to the reporting requirements of the Exchange Act;

(b) file with the SEC, in a timely manner, all reports and other documents required under the Securities Act and Exchange Act (at all times that it is subject to such reporting requirements); and

(c) so long as any party hereto owns any Registrable Shares, furnish to such Person forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act (at any time that it is subject to such reporting requirements); a copy of its most recent annual or quarterly report; and such other reports and documents as such Person may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 2.09. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 2.

SECTION 2.10. Grant of Registration Rights to Third Parties. Nothing in this Agreement shall limit the Company’s ability to grant to any third party, in its sole and absolute discretion, rights with respect to the registration of any securities issued or to be issued by the Company.

ARTICLE III

STANDSTILL

SECTION 3.01. Standstill.

(a) Until the date that is two years after the Closing Date (such period being the “Standstill Period”), each Holder agrees that neither it nor any of its controlled affiliates, acting alone or as part of a “group” (as defined under the Exchange Act), will in any manner, directly or indirectly:

(i) make any public announcement with respect to, effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) thereof) of the Company or any of its subsidiaries, any warrant or option to purchase such securities or all or a substantial portion of the assets of the Company, any security convertible into any such securities, or any right to acquire such securities; (B) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company; provided that none of the actions contemplated by clause (A) of this paragraph (i) shall be deemed to occur solely due to (x) a stock split, reverse stock split, reclassification, reorganization or other transaction by the Company affecting any class of the outstanding capital stock of the Company generally or (y) a stock dividend or other pro rata distribution by the Company to holders of its outstanding capital stock;

(ii) make any public announcement with respect to, or effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in any acquisition of all or a material portion of the assets of the Company or any of its subsidiaries;

(iii) form, advise, join or in any way participate in a group in connection with any of the types of matters set forth in paragraphs (i) or (ii) above;

(iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company or any of its subsidiaries;

(v) take any action which would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in paragraphs (i) or (ii) above; or

(vi) advise, assist or encourage, or enter into any discussions, agreements or arrangements with, any third party with respect to any of the foregoing.

(b) Each Holder also agrees during the Standstill Period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence).

(c) For purposes of this Agreement, a Person shall also be deemed to have “beneficial ownership” of any securities that are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (i) such derivative conveys any voting rights in such securities to such Person, (ii) the derivative is required to be, or capable of being, settled through delivery of such securities or (iii) such Person may have entered into other transactions that hedge the economic effect of such derivative.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Effectiveness and Termination. The terms and conditions set forth in this Agreement shall become effective as of the Closing Date and shall continue in effect until all the Acquisition Shares have ceased to be Registrable Shares; provided, that the provisions of Sections 2.06, 2.07 and 3.01 shall survive any such termination. If for any reason the Purchase Agreement terminates, then this Agreement shall be of no force or effect and there shall not be any liabilities of any kind hereunder.

SECTION 4.02. Successors and Assigns; Third Party Beneficiaries.

(a) This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto, except as set forth in Section 4.02(b), and any purported assignment without such consent shall be void. This Agreement shall be binding upon a party hereto only upon the manual execution and delivery (which delivery may be by telecopy or facsimile or electronic mail) of a signature page to a counterpart hereto.

(b) The rights to cause the Company to register Registrable Shares pursuant to Article II may be assigned (but only with all related obligations) by a Holder to a Transferee of such securities that (a) is an affiliate, subsidiary, parent, member, retired member partner, limited partner, retired partner or stockholder of a Holder, or (b) is a Holder’s family member or trust for the benefit of an individual Holder, provided: (i) the Company is, substantially contemporaneously with such Transfer, furnished with written notice of the name and address of such Transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such Transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit A hereto (an “Instrument of Adherence”); (iii) such assignment shall be effective only if immediately following such Transfer the further disposition of such securities by the Transferee or assignee is restricted under the Securities Act and applicable state securities laws and (iv) such Transfer may otherwise be and is effected in accordance with applicable federal and state securities laws and any other applicable agreements or instruments by which such Holder is bound.

(c) Notwithstanding anything to the contrary contained in this Agreement, and without limiting any of the obligations of any Holder set forth in Section 4.02(b), if any Holder Transfers any Registrable Shares within the Standstill Period and such Transferred Registrable Shares continue to be Registrable Shares after such Transfer, (i) such Holder must notify in writing the Company, substantially contemporaneously with such Transfer, of the name and address of such Transferee and the securities being so Transferred; (ii) such Holder must cause such Transferee to be bound by and subject to the terms and conditions of Article III by requiring such Transferee to duly execute and deliver to the Company a Standstill Instrument of Adherence in the form attached as Exhibit B hereto (a “Standstill Instrument of Adherence”); and (iii) such Transfer may otherwise be and is effected in accordance with applicable federal and state securities laws and any other applicable agreements or instruments by which such Holder is bound.

SECTION 4.03. Amendments; Waiver. This Agreement may be amended by the Company and the Majority Holder at any time, but only by an instrument in writing signed on behalf of each of the Company and the Majority Holder. Any such amendment shall be binding on all other Holders, whether or not they execute such amendment. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

SECTION 4.04. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight courier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a) if to the Company:

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, Oklahoma 73102

Attention: General Counsel

Fax: (405) 429-5983

(b) if to the Seller:

R/C Dynamic Holdings, L.P.

c/o Riverstone Investment Group LLC

712 Fifth Avenue, 51st Floor

New York, New York 10019

Attention: General Counsel

Fax: (888) 801-9301

Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

SECTION 4.05. Governing Law; Forum.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

(b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any state or federal court located in the Borough of Manhattan in the State of New York, in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or the Transaction Matters in any court other than a state or federal court located in the State of New York.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR CLAIM WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 4.05(c) AND EXECUTED BY EACH OF THE PARTIES HERETO). THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. The scope of this waiver is intended to be all-

encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of the transactions contemplated by this Agreement, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 4.06. Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement; (iii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; and (viii) words importing the masculine gender include the feminine or neuter and, in each case, vice versa.

SECTION 4.07. Integration. This Agreement contains all of the terms of the understandings of the parties hereto with respect to the subject matter hereof.

SECTION 4.08. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

SECTION 4.09. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 4.10. Enforcement . The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

IN WITNESS WHEREOF, the Company and the Seller have caused this Agreement to be executed as of the date first written above.

SANDRIDGE ENERGY, INC.

By:	/s/ Matthew K. Grubb
Name:	Matthew K. Grubb
Title:	President and Chief Operating Officer

DYNAMIC OFFSHORE HOLDING, LP

By: Dynamic Offshore Holding GP, LLC, its general partner

By:	/s/ John Lancaster
Name:	John Lancaster
Title:	Authorized Person

[Signature Page to Registration Rights Agreement]

EXHIBIT A

INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of February 1, 2012 (the “Agreement”), among SandRidge Energy, Inc., a Delaware corporation (the “Company”), and Dynamic Offshore Holding, LP, a Delaware limited partnership (the “Seller”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned, in order to have any rights under the Agreement, hereby agrees that, from and after the effectiveness of this Instrument of Adherence, the undersigned will be a “Holder” under the Agreement and is entitled to all of the benefits of a “Holder” under, and is subject to all of the obligations, restrictions and limitations of a “Holder” set forth in, the Agreement. This Instrument of Adherence shall become effective and shall become a part of the Agreement upon the execution of this Instrument of Adherence by both the undersigned and the Company.

Print Name:

By:
Name:
Title:

Address and Fax Number for Notice:

Accepted:

SandRidge Energy, Inc.

By:
Name:
Title:

Date:

EXHIBIT B

STANDSTILL INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of February 1, 2012 (the “Agreement”), among SandRidge Energy, Inc., a Delaware corporation (the “Company”), and Dynamic Offshore Holding, LP, a Delaware limited partnership (the “Seller”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Agreement.

The undersigned hereby agrees that, from and after the effectiveness of this Standstill Instrument of Adherence, the undersigned will be subject to all of the obligations, restrictions and limitations set forth in Article III of the Agreement. This Instrument of Adherence shall become effective and shall become a part of the Agreement upon the execution of this Instrument of Adherence by both the undersigned and the Company.

Print Name:

By:
Name:
Title:

Address and Fax Number for Notice:

Accepted:

SandRidge Energy, Inc.

By:
Name:
Title:

Date: